Exhibit 10.1
                                  ------------

                         FOURTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

         ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, N.A.., a national banking association (the "Bank"), agree as follows:

1.       CONTEXT.    This agreement is made in the context of the following
agreed state of facts:

               a. The Company and the Bank (then Bank One, Indiana, N.A.) are parties to an Amended and Restated Credit Agreement effective October 24, 2001 as modified by a First Amendment to Amended and Restated Credit Agreement dated August 29, 2002, as further modified by a Second Amendment to Amended and Restated Credit Agreement dated April 17, 2003, and as further modified by a Third Amendment to Amended and Restated Credit Agreement dated June 1, 2003 (the "Agreement").

               b.    The Company and the Bank desire to amend the Agreement.

               c. The Company and Bank have executed this document (this "Fourth Amendment") to give effect to their agreement.

2.       AMENDMENT.

         (a) The pricing matrix appearing in the definition of Applicable Spread in Section 1 of the Agreement is hereby amended and replaced with the following:

                                                                      Unused       Applicable      Applicable
     Level          Leverage Ratio          LIBOR        Prime         Fee         Commission       Issuance         Euribor
                                                                                      Rate          Fee Rate

      V                >2.50:1.00          +200bps        +0bps      +37.5bps       +137.5 bps      +62.5 bps       + 200 bps


      IV           2.00 to 2.49:1.00       +175bps      -37.5bps      +25bps        +125 bps        +50 bps         + 175 bps


      III          1.50 to 1.99:1.00       +150bps       -75bps       +25bps        +112.5 bps      +37.5 bps       + 150 bps


      II           1.00 to 1.49:1.00       +125bps       -75bps       +25bps        +100 bps        +25 bps         + 125 bps


      I                <1.00:1.00          +100bps       -75bps       +25bps        +87.5 bps       +12.5 bps       + 100 bps

         (b) The following definitions contained in the Agreement are hereby amended and restated as follows:

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

                  o "Bank" means, collectively, the Bank and the London Bank, with the exception of Sections 2.a and 2.b of the Agreement, in which Sections Bank shall refer only to Bank One, N.A., a national banking association.

                  o "Loan" means, collectively, the Revolving Loan, the Euro Revolving Loan and the Uncommitted Overdraft Facility.

         (c)   The following definitions are hereby added to the Agreement:

                  o EMU Legislation" means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, a single or unified European currency being part of the implementation of the Third Stage of Economic and Monetary Union as contemplated by the Treaty on European Union.

                  o "Euribor" means in relation to each Interest Period in the case of Advances denominated in Euros, the rate which is determined by the Banking Federation of the European Union for that Interest Period or, if there is no such applicable rate so determined, the arithmetic mean, rounded upward, if necessary, to the nearest one-sixteenth of one per cent (1/16%), of the rates quoted by the London Bank to leading banks in the European Interbank Market at 11.00 am (Brussels time) on the Quotation Date for (in both cases) the offering of deposits in Euros for a period comparable to the Interest Period of the relevant Loan denominated in Euros.

                  o "Euro" means the single lawful currency for the time being of the Participating Member States.

                  o        "Euro Revolving Loan" is used as defined in Section
                  2.c(i).

                  o "Euro Revolving Loan Maturity Date" means initially July 15, 2006, and hereafter any subsequent date to which the Commitment may be extended by the Bank.

                  o        "Euro Revolving Note" is used as defined in Section
                  2.c(ii).

                  o "European Interbank Market" means the interbank market for Euros operating in the Participating Member States.

                  o "Uncommitted Overdraft Facility" means the working capital facility granted to the Company by the London Bank as described in the Overdraft Addendum.

                  o "Interest Period" means each consecutive 30, 90 or 180 day period effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead of the last day of such calendar month.

                  o "London Bank" means Bank One, N.A., acting through its London branch and shall include its successors, transferees and assigns.

                  o "Overdraft Addendum" means the Addendum to Fourth Amendment to Amended and Restated Credit and Security Agreement (Uncommitted Overdraft Facility) attached hereto and incorporated herein by reference.

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

                  o "Participating Member State" means each state so described in any EMU Legislation.

                  o "Quotation Date" means, in relation to any Interest Period, or any other period for which an interest rate is to be determined under any provision of this agreement, the day on which quotations would ordinarily be given by leading banks in the European Interbank Market for deposits in Euros, for delivery on the first day of that Interest Period or other period, or if quotations would ordinarily be given on more than one day, the last of such days.

                  o "Sterling" means the lawful currency, for the time being, of the United Kingdom.

                  o "Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty of 7 February 1992.

         (d)   A new Section 2.c is hereby added to the Agreement as follows:

                  c. The Revolving Loan. The London Bank will make a revolving loan to the Company on the following terms and subject to the following conditions:

                           (i)      The Commitment -- Use of Proceeds. From
                           this date and until the Euro Revolving Loan Maturity Date, the London Bank agrees to make Advances (collectively, the "Euro Revolving Loan") under a revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding Two Million Five Hundred Thousand Euros ((euro)2,500,000.00) (the "Euro Revolving Loan Commitment"), as decreased from time to time as hereinafter set forth, provided that all of the conditions of lending stated in Section 7 of this Agreement have been fulfilled at the time of each Advance. Proceeds of the Euro Revolving Loan shall be used to accommodate overseas operations, and hereafter may be used by the Company only to fund working capital requirements. The initial Commitment shall be available to the Company until July 15, 2006.

                           (ii)     Method of Borrowing. The obligation of
                           the Company to repay the Euro Revolving Loan shall be evidenced by a promissory note (the "Euro Revolving Note") of the Company in the form of Exhibit "E". So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Euro Revolving Loan Maturity Date, the Company may borrow, repay and reborrow (subject to Section 2.a.(i) above) under the Euro Revolving Note on any Banking Day, provided that no borrowing may cause the principal balance of the Euro Revolving Loan to exceed the Euro Revolving Loan Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Euro Revolving Loan shall be conditioned upon receipt by the London Bank from the Company of an Application for Euro Revolving Loan Advance and an Officer's Certificate, provided that the London Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the London Bank by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the London Bank may rely on any informal request which shall have

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

                           been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application and Officer's Certificate if the London Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the principal balance of the Euro Revolving Loan to exceed the current Euro Revolving Loan Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than Two Hundred Fifty Thousand Euros ((euro)250,000), except for repayment of the entire principal balance of the Euro Revolving Loan and except for special prepayments of principal required under the terms of
                           Section 2.c.(i). Upon receipt of an Application, or at the London Bank's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in
                           Section 7 of this Agreement applicable to the Euro Revolving Loan, the London Bank shall disburse the amount of the requested Advance to the Company. All Advances by the London Bank and payments by the Company shall be recorded by the London Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the London Bank. The London Bank's books and records shall be presumed prima facie to be correct as to such matters.

                           (iii)    Interest on the Euro Revolving Loan.
                           The principal amount of the Euro Revolving Loan outstanding from time to time shall bear interest until the Euro Revolving Loan Maturity Date at a rate per annum equal to the Euribor-based Rate for a period ("Interest Period") of 30, 90 or 180 days; provided that an election of a Euribor-based Rate for an Interest Period extending beyond the Euro Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. After maturity, whether on the Euro Revolving Loan Maturity Date or on account of acceleration of maturity upon the occurrence of an Event of Default, and until paid in full, the Euro Revolving Loan shall bear interest at a rate equal to the Euribor-based Rate then in effect plus three percent (3%). Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

                           (iv)     Unused Fee. In addition to interest on
                           the Euro Revolving Loan, the Company shall pay to the London Bank a fee (the "Unused Fee") for each partial or full calendar quarter during which the Euro Revolving Loan Commitment is outstanding equal to the Applicable Unused Fee Rate per annum of the amount of the average daily excess of the Euro Revolving Loan Commitment over the average daily principal balance outstanding under the Euro Revolving Loan. Unused fees for each calendar quarter shall be due and payable within ten (10) days following the London Bank's submission of a statement of the amount due. Such fees may be debited by the London Bank when due to any demand deposit account of the Company carried with the London Bank without further authority.

                           (v) Procedures for Electing Euribor-based Rates--Certain Effects of Election. Euribor based Rates may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of an

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

                           Euribor-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

                                    A.       The Euribor-based Rate may be
                           elected only for Euro Revolving Loans or portions of Euro Revolving Loans in a minimum amount of Two Hundred Fifty Thousand Euros ((euro)250,000).

                                    B.       No Euribor-based Rate may be
                           elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing.

                                    C.       Voluntary prepayment prior to
                           scheduled maturity of all or any portion of a Euro Revolving Loan on which interest is accruing at a Euribor-based Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the Euribor-based Rate at which interest accrues on the Euro Revolving Loan. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of the Euro Revolving Loan prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the Euribor-based Rate at which interest is accruing on the Euro Revolving Loan. If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Euro Revolving Loan, interest accrues on the Euro Revolving Loan at more than one Euribor-based Rate, such prepayment shall be applied first to that portion or those portions on which interest accrues at a Rate or Rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums.

                                    D.       On any Quotation Date, the
                           Company may request a quotation of the Euribor-based Rate then in effect from the London Bank for an amount and an Interest Period as the Company may determine. As soon as possible, and in any event before the close of business on the next following Banking Day, the London Bank shall quote such Euribor-based Rate. The Company shall then have until the end of the Quotation Day on which such quotation is given or within such shorter time as the London Bank may specify, to exercise its option to elect a Euribor-based Rate quoted, subject to all other conditions and limitations stated in this Agreement. The period for which any Euribor-based Rate is effective shall begin on the second Banking Day following the day on which the quotation is given.

                                    E.       An election of a Euribor-based
                           Rate may be communicated to the London Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone, or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to the London Bank. At the request of the London Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The London Bank shall be entitled to rely on any oral or written electronic communication of an election of a Euribor-based Rate which is received by an appropriate London Bank employee from anyone reasonably believed in good faith by such employee to be an Authorized Officer.

                                    F.       The London Bank may elect not to
                           quote a Euribor-based Rate on any day on which the Bank has determined that it is not practical to quote such rate because of the unavailability of sufficient funds to the London Bank for appropriate terms at

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

                           rates approximating the relevant Euribor Rate, or because of legal or regulatory changes which make it impractical or burdensome for the London Bank to lend money at a Euribor-based Rate.

                                    G.       If, as a result of any
                           regulatory change, the basis of taxation of payments to the London Bank of the principal of or any interest on any Euro Revolving Loan bearing interest at a Euribor-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the London Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the London Bank are imposed, modified, or deemed applicable, and the London Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any Euro Revolving Loan at a Euribor-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the London Bank such additional amounts as the London Bank reasonably determines will compensate for such increased costs; provided, however, that the Company shall not be the only borrower of the London Bank that is singled out from a group of similarly situated borrowers of the London Bank subject to this type of provision that is requested to remit increased costs. Any determination by the London Bank of increased costs of maintaining deposits made pursuant to the provisions of this section shall be final, absent manifest error.

                           (vi)     Calculation of Interest. Interest on
                           the Euro Revolving Loan shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

                           (vii)    Manner of Payment - Application.
                           Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, the London Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as the London Bank may from time to time determine in its sole discretion.

                           (viii)   Late Payment. If any payment required
                           under the Euro Revolving Loan is not paid within ten
                           (10) days after such payment is due, then, at the option of London Bank, Company shall pay a late charge equal to five percent (5.0%) of the amount of such payment or (euro)______, whichever is greater, up to the maximum amount of (euro)_______ per late charge to compensate London Bank for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to London Bank.

                           (ix)     Default Rate of Interest. Upon the
                           occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, London Bank, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the interest rate under the Euro Revolving Loan to the rate that is three percent (3%) above the rate that would otherwise be payable thereunder, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein or under the Notes (including any increased rate). The interest rate under the Euro Revolving Loan will not exceed the maximum rate permitted by applicable law under any circumstances.

         (e) Section 4 of the Agreement is hereby amended by adding the following sentence:

                     "In the event the proceeds of any advance under the Euro
               Revolving Loan or the Uncommitted Overdraft Facility are directed to a Subsidiary, Company shall remain primarily liable to the Bank for such Advance and shall execute a Guaranty in favor of Bank.

         (f)   A new Section 19 is hereby added to the Agreement as follows:

                     19. Cross-Default/Cross-Collateralization. All loans and advances by Bank and London Bank to Company under this Agreement, the other loan documents executed in connection herewith, and under all other agreements constitute one loan, and all indebtedness and obligations of Company to Bank and London Bank under this and under all other agreements, present and future, constitute one general obligation secured by the collateral and security held and to be held by Bank and London Bank hereunder and by virtue of all other assignments and security agreements between Bank and Company or London Bank and Company now and hereafter existing. It is expressly understood and agreed that all of the rights of Bank and London Bank contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other agreements, present and future, between Bank and Company and London Bank and Company.

         (g)   A new Section 20 is hereby added to the Agreement as follows:

                     20. Assignment. The Company may not assign or otherwise transfer the benefits or burden of the Loans. The Bank may at its discretion assign and/or transfer all or part of its rights and/or obligations under the Loans. The Bank may disclose to any actual or proposed assignee, transferee or other person with whom it may enter into contractual relations in connection herewith any such information about the Company as the Bank may consider appropriate.

                     Without prejudice to the generality of the foregoing, the Bank may transfer by novation all or any of its rights and obligations under this agreement to any of its affiliates to which it has transferred or is to transfer all or part of its business by delivering to the Company a notice signed by the Bank and that affiliate agreeing to the transfer. With effect from the date specified in that notice, the Bank shall be released from its obligations under this agreement and its rights under this agreement shall be cancelled and the affiliate shall assume obligations and acquire rights under this agreement as if that affiliate had originally been named in this agreement as a party in place of the Bank.

                     For these purposes, "affiliate" means, in relation to the Bank, any subsidiary or holding company of the Bank or any other subsidiary of any such holding company (within the meaning of section 736 of the Companies Act 1985).

3. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Fourth Amendment, the Bank shall have received, each duly executed and in form and substance satisfactory to the Bank, this Fourth Amendment, the Promissory Note (Euro Revolving Loan) and the Overdraft Addendum.

4. REIMBURSEMENT OF EXPENSES. All out-of-pocket expenses incurred by the Bank associated with this Fourth Amendment, including without limitation, filing fees, recording fees and legal fees and disbursements, are to be reimbursed by the Company to the Bank promptly upon demand therefor.

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

5. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Fourth Amendment, the Company represents and warrants, as of the date of this Fourth Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement.

6. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Fourth Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

7. COUNTERPARTS. This Fourth Amendment may be signed in counterparts, each of which shall constitute an original and all of which taken together will constitute one and the same agreement.

                   [REMAINDER OF PAGE INTENTIONALLY LET BLANK]

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

         IN WITNESS WHEREOF, the Company and the Bank, by their duly authorized officers, have executed this Fourth Amendment to Credit Agreement as of July 15, 2004.

                                          ESCALADE, INCORPORATED


                                          By: /s/ TERRY FRANDSEN
                                              ----------------------------------
                                              Terry Frandsen, Vice President and
                                                 Chief Financial Officer



                                          BANK ONE, N.A.


                                          By:
                                              -------------------------------

                                          Printed:
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                                          Title:
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